Independent Auditor's Consent
                   -----------------------------


The Board of Directors
The Westwood Homestead Financial Corporation:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the headings "Experts" in the Prospectus dated September 29, 1997 for the Westwood Homestead Financial Corporation Management Recognition Plan and in the Prospectus dated September 29, 1997 for the Westwood Homestead Financial Corporation 1997 Stock Option Plan.



/s/ KPMG Peat Marwick LLP




Cincinnati, Ohio
September 29, 1997